UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2017

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Kforce Inc.
(Exact name of registrant as specified in its charter)

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Florida	000-26058	59-3264661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1001 East Palm Avenue, Tampa, Florida 33605
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (813) 552-5000
N/A
(Former name or former address, if changed since last report)
 ___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.
The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.
Item 1.02. Termination of a Material Definitive Agreement.
On May 25, 2017, in connection with entering into a new credit agreement (as more fully described in Item 2.03 of this Current Report on Form 8-K), Kforce Inc. and its subsidiaries (collectively, the “Firm”) terminated the Third Amended and Restated Credit Agreement dated as of September 20, 2011, between the Firm and a syndicate led by Bank of America, N.A. and also including Wells Fargo, JPMorgan Chase and BMO Harris Bank (as subsequently amended, the “Prior Credit Facility”), which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed September 23, 2011 and amended by filings on Form 10-Q filed May 7, 2012, on Form 10-K filed February 27, 2014 and on Form 8-K filed December 23, 2014. Upon execution of the credit agreement described below, the lenders’ commitments under the Prior Credit Facility were terminated and the outstanding liabilities of the Firm with respect to its obligations under the Prior Credit Facility were released and discharged. Most of the agents and lenders under the Prior Credit Facility hold positions as agents and/or lenders under the Firm’s new credit agreement described below.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On May 25, 2017, the Firm entered into a Credit Agreement with Wells Fargo Bank, National Association, as administrative agent, Bank of America, N.A., as syndication agent, Regions Bank and BMO Harris Bank, N.A., as co-documentation agents, Wells Fargo Securities, LLC, as lead arranger and bookrunner, and the lenders referred to therein (the “Credit Agreement”).
Under the Credit Agreement, the Firm will have a maximum borrowing capacity of $300 million, which may, subject to certain conditions and the participation of the lenders, be increased up to an aggregate additional amount of $150 million (the “Commitment”), which will be available to the Firm in the form of revolving credit loans, swingline loans, and letters of credit. Letters of credit and swingline loans under the Credit Agreement are subject to sublimits of $10 million. The maturity date of the Credit Agreement is May 25, 2022 (the “Maturity Date”). The Firm is obligated to repay the outstanding principal amount and all accrued but unpaid interest under the revolving credit loans, if not earlier repaid, in full on the Maturity Date. The Firm may make optional prepayments on the loans, without penalty (other than breakage fees), from time to time before the Maturity Date.
On the date of the closing, the Firm made an initial draw of $115 million under the Credit Agreement to, among other things, pay off the amounts owed under the Prior Credit Facility.
Revolving credit loans under the Credit Agreement will bear interest at a rate equal to (a) the Base Rate (as described below) plus the Applicable Margin (as described below) or (b) the LIBOR Rate plus the Applicable Margin. Swingline loans under the Credit Agreement will bear interest at a rate equal to the Base Rate plus the Applicable Margin. The Base Rate is the highest of: (i) the Wells Fargo Bank, National Association prime rate, (ii) the federal funds rate plus 0.50% or (iii) one-month LIBOR plus 1.00%, and the LIBOR Rate is reserve-adjusted LIBOR for the applicable interest period, but not less than zero, each as more fully described in the Credit Agreement. The Applicable Margin is based on the Firm’s total leverage ratio, as more fully described in the Credit Agreement. The Applicable Margin for Base Rate loans ranges from 0.250% to 0.750% and the Applicable Margin for LIBOR Rate loans ranges from 1.250% to 1.750%. As of the date of the closing, the initial Applicable Margin for Base Rate loans is 0.375% and the initial Applicable Margin for LIBOR Rate loans is 1.375%.
The Firm will pay a quarterly non-refundable commitment fee equal to the Applicable Margin on the average daily unused portion of the Commitment (swingline loans do not constitute usage for this purpose). The Applicable Margin for the commitment fee is based on the Firm’s total leverage ratio and ranges between 0.200%, and 0.350%. As of the date of the closing, the initial Applicable Margin for the commitment fee is 0.20%.
The Firm was required to pay certain customary closing costs and fees upon entering into the Credit Agreement. The Firm will continually be subject to certain affirmative and negative covenants including (but not limited to), the maintenance of a fixed charge coverage ratio of no less than 1.25 to 1.00 and the maintenance of a total leverage ratio of no greater than 3.25 to 1.00. The amounts owed under the Credit Agreement may be accelerated upon the occurrence certain events of default customary for similar facilities for similarly rated borrowers.
The foregoing summary of the Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which has been attached to this Current Report on Form 8-K as Exhibit 10.1.
Item 7.01. Regulation FD Disclosure.
On May 25, 2017, the Firm issued a press release announcing the Firm’s entry into the Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated into this Current Report by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information furnished pursuant to Item 7.01 of this Current Report shall not be incorporated by reference into any filing under the Securities Act, or Exchange Act, whether made before or after the date of this Current Report on Form 8-K, regardless of any general incorporation language in the filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Credit Agreement, dated May 25, 2017, between Kforce Inc. and its subsidiaries and Wells Fargo Bank, National Association, and the other lenders thereto.
99.1	Press Release, dated May 25, 2017, issued by Kforce Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFORCE INC.
(Registrant)

May 25, 2017	By:	/s/ DAVID M. KELLY
David M. Kelly,
Senior Vice President, Chief Financial Officer
(Principal Financial Officer)

KFORCE INC.
(Registrant)

May 25, 2017	By:	/s/ JEFFREY B. HACKMAN
Jeffrey B. Hackman,
Senior Vice President, Finance & Accounting
(Principal Accounting Officer)